UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A (Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 30, 2006

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

This current report on Form 8-K/A amends the report on Form 8-K filed on December 1, 2006 by the Federal Home Loan Bank of Atlanta (the "Bank") to announce the election to the Bank's board of directors of W. Russell Carothers, II, B. K. Goodwin, James T. Johnson, and Thomas H. Webber, III. As of that date, the Bank had not yet determined which committees of the board these directors would serve on in 2007.

On January 17, 2007, the Bank finalized the 2007 board committee assignments. Mr. Carothers will serve on the Audit Committee, Governance and Compensation Committee, and Credit and Member Services Committee. Mr. Goodwin will serve on the Credit and Member Services Committee and Housing and Community Investment Committee. Mr. Johnson will serve on the Audit Committee, Executive Committee, Finance Committee, and Governance and Compensation Committee. Mr. Webber will serve on the Audit Committee, Credit and Member Services Committee, and Finance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: January 23, 2007	By: /s/ Gregory N. Mayfield
Gregory N. Mayfield
Executive Vice President, General
Counsel and Secretary